SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 15, 2007
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224

(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

9 Entin Road, Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President — North American Operations.
     John Spielberger, age 44, has been appointed as President-North American Operations of Emerson Radio Corp. (the “Company”), effective as of October 29, 2007. On October 15, 2007, Mr. Spielberger entered into an employment letter with the Company, providing for his employment as President—North American Operations of the Company for an initial term ending on October 31, 2008. Following the initial term, each of the Company and Mr. Spielberger has the right to terminate the employment relationship on 90 days prior written notice to the other. Mr. Spielberger also has the right to terminate his employment during the initial term by giving 90 days prior written notice to the Company. The employment letter provides for the payment to Mr. Spielberger of an annual base salary of $250,000. Mr. Spielberger also may receive a bonus at the end of each of the Company’s fiscal years in the discretion of the Company’s Board of Directors.
     Mr. Spielberger comes to the Company from Sony BMG Music Entertainment Sales Co., an entertainment software sales and marketing distribution company, where he held a variety of positions from 1995 until 2007. Most recently, he served as Chief Financial and Operating Officer and also held the positions of Senior Vice President—Business Operations and Customer Relations Management from 2004 until 2007, Senior Vice President—Finance and Administration from 2003 to 2004, Senior Vice President—Finance from 2000 until 2003 and Vice President—Finance from 1995 until 2000. Prior to his tenure with Sony BMG Music Entertainment Sales Co., Mr. Spielberger served as Senior Director—Finance and Administration of Columbia Records Group, a recording company, and held several positions with RCA Records Label, a music company. Mr. Spielberger holds a Bachelor of Science degree in Business Management and Marketing from Cornell University and a Masters of Business Administration from the University of Michigan.
Appointment of Vice Chairman and Resignation of President—North American Operations.
     Eduard Will has been appointed as Vice Chairman of the Company. The appointment is effective as of October 29, 2007 at which time, he will resign from his position as President—North American Operations of the Company. Information with respect to Mr. Will’s prior employment with and outside the Company, his current compensation arrangements and other relevant information concerning him are set forth in the Company’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission on July 31, 2007.
     A copy of the press release announcing Mr. Spielberger’s appointment as President—North American Operations of the Company and Mr. Will’s appointment as Vice Chairman of the Company and resignation as President—North American Operations of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events
     On October 19, 2007, the Company announced the appointment of Richard Rude as Chief Operating Officer—North American Operations of the Company, effective as of October 29, 2007. A copy of the press release announcing Mr. Rude’s appointment as Chief Operating Officer—North American Operations of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     Exhibit 99.1 — Press release, dated October 19, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Greenfield Pitts
Greenfield Pitts
Chief Financial Officer

Dated: October 19, 2007